SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2004

PANERA BREAD COMPANY

(Exact name of registrant as specified in its charter)

Delaware	000-19253	04-2723701
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

6710 Clayton Road	63117
Richmond Heights, MO	(ZipCode)
(Address of principal executive offices)

314-633-7100
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.
SIGNATURE

Item 9. Regulation FD Disclosure.

In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. Panera Bread Company disclaims any intention or obligation to update or revise this information.

Panera Bread Company will be presenting at the Thomas Weisel Partners Growth Forum 6.0 to be held in Laguna Beach, California on Monday, June 14, 2004 at 3:30 PM PDT. The company will also be presenting at the CIBC World Markets Fourth Annual Consumer Growth Conference to be held in Boston, Massachusetts on July 14, 2004 at 1:45 PM PM EST.

A live audio webcast of both presentations will be available over the Internet at www.panerabread.com.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANERA BREAD COMPANY
By:	/s/ Mark E. Hood
	Name:	Mark E. Hood
	Title:	Senior Vice President, Chief Financial Officer

Date: June 10, 2004